UNITED STATED

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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MFS MULTIMARKET INCOME TRUST

MFS MUNICIPAL INCOME TRUST

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MFS Investment Management 111 Huntington Avenue Boston, MA 02199

February 2026

IMPORTANT NOTIFICATION:

Reorganization of MFS Closed-End Funds

To Vote, Call 800-848-3402

On December 11, 2025, the Board of Trustees of the MFS closed-end funds approved proposals to reorganize seven of the closed-end funds into two existing closed-end funds, as well as the appointment of a new investment adviser and board of trustees. Proxy materials have been mailed seeking approval from relevant fund shareholders for the following proposals (click the links for more information):

Seven MFS closed-end funds will be reorganized into two current MFS closed-end funds, as follows:

Taxable Fixed Income Funds “Taxable Mergers”: https://vote.proxyonline.com/MFS/docs/taxablefunds.pdf

Acquired Funds		Acquiring Fund
MFS Charter Income Trust (“MCR”) MFS Intermediate High Income Fund (“CIF”) MFS Government Markets Income Trust (“MGF”) MFS Intermediate Income Trust (“MIN”)	Merge Into	MFS Multi-Market Income Trust (“MMT”)

Municipal Bond Funds “Municipal Mergers”: https://vote.proxyonline.com/MFS/docs/munifunds.pdf

Acquired Funds		Acquiring Fund
MFS High Income Municipal Trust (“CXE”) MFS High Yield Municipal Trust (“CMU”) MFS Investment Grade Municipal Trust (“CXH”)	Merge Into	MFS Municipal Income Trust (“MFM”)

abrdn Inc. (“Aberdeen”), a global specialist asset manager, will become the investment adviser for MFM and MMT, and a new board of trustees will be appointed for MFM and MMT: https://vote.proxyonline.com/MFS/docs/proxy.pdf

The board of trustees of each MFS closed-end fund believes that these proposals are in the best long-term interests of each MFS closed-end fund’s shareholders and therefore recommend a vote FOR the proposal.

We appreciate your continued confidence in MFS and welcome the opportunity to discuss these updates in further detail. For more information, please reach out to your MFS relationship manager or sales contact(s) at 1-800-343-2829. Shareholders may contact their investment professional or call EQ Fund Solutions directly regarding the proxy at 800-848-3402.

MFS Investment Management 111 Huntington Avenue Boston, MA 02199

February 2026

IMPORTANT NOTIFICATION:

Reorganization of MFS Closed-End Funds

On December 11, 2025, the board of trustees of the MFS closed-end funds approved the following proposals:

•	Reorganize seven MFS closed end funds into two current closed-end funds:

o	Three MFS closed-end funds — the MFS High Income Municipal Trust (CXE), MFS High Yield Municipal Trust (CMU) and MFS Investment Grade Municipal Trust (CXH) — will be reorganized into the MFS Municipal Income Trust (MFM).

o	Four taxable MFS closed-end funds — the MFS Charter Income Trust (MCR), MFS Government Markets Income Trust (MGF), MFS Intermediate Income Trust (MIN) and MFS Intermediate High Income Fund (CIF) — will be reorganized into the MFS Multimarket Income Trust (MMT).

•	Appoint abrdn Inc. (“Aberdeen”), a global specialist asset manager, as investment adviser for MFM and MMT. Appoint new board of trustees (nominated by Aberdeen) for MFM and MMT, replacing the existing board of trustees of each fund.
•	Issue new common shares of MFM and MMT to facilitate the proposed reorganizations.

Pending shareholder approval, the above proposals are expected to be completed in June 2026, after which MFM and MMT will be rebranded with the Aberdeen name.

NOTICE AND PROXY MATERIALS SENT TO SHAREHOLDERS BY EQ FUND SOLUTIONS

Proxy materials, including instructions on how to vote, were sent to shareholders of each fund requesting they vote on these proposals. The proxy materials were sent from EQ Fund Solutions, the appointed proxy solicitor.

If the appointment of Aberdeen as investment adviser is not approved by shareholders of MFM and MMT, MFS will remain the investment adviser for these funds and each fund’s current board of trustees will remain in place.

A VOTE “FOR” IS RECOMMENDED

The board of trustees of each MFS closed-end fund believes that these proposals are in the best long-term interests of each MFS closed-end fund’s shareholders and therefore recommend a vote FOR the proposals.

We appreciate your continued confidence in MFS and welcome the opportunity to discuss these updates in further detail.

For more information, please reach out to your MFS relationship manager or sales contact(s) at 1-800-343-2829. Shareholders may contact their investment professional or call EQ Fund Solutions directly regarding the proxy materials at 800-848-3402.